Exhibit 99.1

STONEMOR PARTNERS L.P. REPORTS THIRD QUARTER FINANCIAL RESULTS

TREVOSE, PA – November 7, 2019 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”), a leading owner and operator of cemeteries and funeral homes, today reported operating and financial results for the 2019 third quarter and nine-month period ended September 30, 2019. Investors are encouraged to read the Partnership’s quarterly report on Form 10-Q when it is filed with the Securities and Exchange Commission (the “SEC”). That report, which StoneMor expects to file on November 8, 2019, will contain additional detail, and will be able to be found at www.stonemor.com.

Quarterly Summary

•	Revenues for the three months ended September 30, 2019 were $73.2 million compared to $73.2 million in the prior year period.

•	Cemetery segment income for the three months ended September 30, 2019 was $4.2 million compared to $2.1 million in the prior year period, representing an improvement of $2.1 million.

•	Funeral home segment income for the three months ended September 30, 2019 was $1.1 million compared to $1.0 million in the prior year period, representing an improvement of $0.1 million.

•

Corporate overhead expense, excluding non-recurring expenses and non-cash stock compensation expense, declined to $9.1 million in the third quarter compared to $9.6 million in the prior year period as a result of corporate cost reduction initiatives.

•	Significant progress made on divestiture process with targeted closings beginning in the first quarter of 2020.

•	As of September 30, 2019, the Partnership had $64.1 million of cash, including $20.6 million of restricted cash, and $362.7 million of total debt.

•

Third quarter net loss was $42.7 million compared to $17.2 million in the prior year period. The reported net loss for the third quarter included a non-cash charge of $24.9 million for impairment of goodwill.

Joe Redling, StoneMor’s President and Chief Executive Officer said, “While our year-over-year revenue was flat in the third quarter, our results demonstrate progress on our turnaround efforts as we continue to focus on increasing profitability through both revenue enhancements and cost reduction initiatives. We experienced stabilization in our pre-need sales efforts as sales production for Q3 was flat to prior year. Throughout the quarter, we saw improvements with September sales production finishing up 8% year-over-year. Additionally, we continue to benefit from executed cost reduction initiatives as our recurring fixed expenses declined compared to the prior year period.”

“We are now executing Phase II of our cost reduction efforts. We have identified additional opportunities to further reduce costs and improve operating efficiency in the areas of procurement, field operations and corporate overhead. We expect that the execution of these initiatives over the coming months will drive improved cash flow and exceed our target of $30 million of annualized cost reductions across corporate, G&A, sales and field operations.”

Divestiture Update

After a comprehensive portfolio review, the Partnership has launched an asset sale process with Johnson Consulting Group. The Partnership expects these contemplated asset sales to close in the first quarter of 2020.

Jeffrey DiGiovanni, StoneMor’s Senior Vice President and Chief Financial Officer said, “We have made significant progress on our divestiture efforts as we have launched a sale process for select assets. Preliminary due diligence has been completed and we are encouraged with the indications of interest that we have received from potential buyers. Subject to further due diligence, prospective asset sales are expected to close in the first quarter of 2020. We expect the divestitures to have a transformational impact on our business – allowing us to reduce our debt load at multiples accretive to free cash flow while improving the liquidity profile of the business and significantly reducing our operating footprint.”

Rights Offering Update

On October 25, 2019, the Partnership’s previously announced Rights Offering to unitholders closed to subscriptions. Aggregate gross proceeds to the Partnership were $3,647,256 from the subscription of 3,039,380 common units at a purchase price of $1.20 per units in the Rights Offering. As previously reported, the net proceeds were used to redeem 3,039,380 of the Partnership’s Preferred Units.

C-Corporation Conversion Update

As previously announced, a special meeting of the Partnership unitholders will be held on December 20, 2019, at the Courtyard Philadelphia Bensalem, 3280 Tillman Road, Bensalem, PA 19020, on December 20, 2019 at 10:00 a.m. Eastern Time. All Partnership common units and Series A Convertible Preferred Units of record as of the close of business on November 4, 2019, which is the record date for the special meeting, will be entitled to vote their units. Important information about the merger and the special meeting of the Partnership’s unitholders is included in the joint proxy statement/prospectus, which has been filed with the SEC and which will be mailed to all Partnership unitholders as of the record date.

The conversion to C-Corporation status is anticipated to be completed by the end of the fourth quarter of 2019 subject to certain closing conditions under the terms of the merger agreement, including receipt of the required approval by the Partnership’s unitholders and the satisfaction of other customary closing conditions.

Unit Count Update

As of September 30, 2019, the Partnership had 39.6 million common units and 52.1 preferred units outstanding. In connection with the closing of the rights offering in October, the Partnership issued approximately 3.0 million common units and redeemed approximately 3.0 million preferred units for a total of 42.6 million common units and 49.0 preferred units outstanding. In connection with the C-Corporation conversion, and as previously disclosed, StoneMor anticipates issuing an additional 3.0 million common units. Pro forma outstanding unit count as of September 30, 2019, after giving effect to the matters noted above and the C-Corporation conversion is expected to be approximately 94.6 million units.

Conference Call Information

StoneMor will conduct a conference call to discuss this news release today, November 7, 2019 at 4:30 p.m. Eastern Time. The conference call can be accessed by calling (800) 926-7385. No reservation number is necessary.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 321 cemeteries and 89 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Important Information for Investors and Unitholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed C-Corporation Conversion, StoneMor GP LLC (to be converted into a corporation named StoneMor Inc. (“GP”)) and the Partnership have filed with the SEC a registration statement on Form S-4, which includes a prospectus of GP and a proxy statement of the Partnership. GP and the Partnership also plan to file other documents with the SEC regarding the proposed transaction. A definitive joint proxy statement/prospectus will be mailed to the unitholders of the Partnership. INVESTORS AND UNITHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED C-CORPORATION CONVERSION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED C-CORPORATION CONVERSION. Investors and unitholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about GP and the Partnership through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Partnership will be available free of charge on their internet website at www.stonemor.com or by contacting their Investor Relations Department at (215) 826-4440.

Participants in the Solicitation

The Partnership, GP, and its directors and certain of its members and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed transaction. Information about the directors and executive officers of GP is set forth in the Partnership’s Annual Report on Form 10-K which was filed with the SEC on April 3, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the Partnership’s contemplated transition to a corporate structure and the timing of the contemplated asset divestitures, as well as continued performance and cost structure improvement efforts undertaken by the Partnership and the anticipated financial impact thereof, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt and resume paying distributions, with the proposed merger and whether and when the transactions contemplated by the merger and reorganization agreement will be consummated, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to successfully implement its strategic plan relating to completing asset divestitures and achieving operating improvements, including improving sales productivity and reducing operating expenses; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$43,515	$18,147
Restricted cash	20,580	—
Accounts receivable, net of allowance	61,470	57,928
Prepaid expenses	5,630	4,475
Other current assets	18,148	17,766

Total current assets	149,343	98,316

Long-term accounts receivable, net of allowance	78,138	87,148
Cemetery property	328,612	330,841
Property and equipment, net of accumulated depreciation	108,992	112,716
Merchandise trusts, restricted, at fair value	519,529	488,248
Perpetual care trusts, restricted, at fair value	343,028	330,562
Deferred selling and obtaining costs	113,601	112,660
Deferred tax assets	55	86
Goodwill	—	24,862
Intangible assets	56,562	61,421
Other assets	32,663	22,241

Total assets	$1,730,523	$1,669,101

Liabilities, Redeemable Convertible Preferred Units and Partners’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$64,585	$59,035
Accrued interest	—	1,967
Current portion, long-term debt	503	798

Total current liabilities	65,088	61,800

Long-term debt, net of deferred financing costs	362,173	320,248
Deferred revenues	943,555	914,286
Deferred tax liabilities	11,264	6,675
Perpetual care trust corpus	343,028	330,562
Other long-term liabilities	51,941	42,108

Total liabilities	1,777,049	1,675,679

Commitments and contingencies

Redeemable convertible preferred units:
Series A	57,500	—

Total redeemable convertible preferred units	57,500	—
Partners’ deficit :
General partner interest	(5,024)	(4,008)
Common limited partners’ interest	(99,002)	(2,570)

Total partners’ deficit	(104,026)	(6,578)

Total liabilities, redeemable convertible preferred units and partners’ deficit	$1,730,523	$1,669,101

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Cemetery:
Interments	$15,605	$17,716	$52,544	$58,130
Merchandise	18,014	18,023	51,870	51,766
Services	17,068	16,419	50,400	50,647
Investment and other	10,063	9,247	29,474	30,785
Funeral home:
Merchandise	5,572	5,581	17,920	19,532
Services	6,829	6,199	20,907	21,841

Total revenues	73,151	73,185	223,115	232,701

Costs and Expenses:
Cost of goods sold	10,677	12,866	31,263	39,387
Cemetery expense	18,362	19,407	57,245	57,828
Selling expense	14,609	14,251	44,839	47,673
General and administrative expense	11,033	10,916	33,430	32,037
Corporate overhead	11,595	12,876	38,145	39,868
Depreciation and amortization	2,647	2,737	8,120	8,853
Funeral home expenses:
Merchandise	1,896	1,341	5,227	4,927
Services	5,351	5,493	16,363	16,593
Other	3,422	3,314	11,046	12,315

Total costs and expenses	79,592	83,201	245,678	259,481

Other gains (losses), net	(129)	702	(3,558)	(4,503)

Operating loss	(6,570)	(9,314)	(26,121)	(31,283)
Interest expense	(12,765)	(7,638)	(35,282)	(22,858)
Loss on debt extinguishment	—	—	(8,478)	—
Loss on impairment of goodwill	(24,862)	—	(24,862)	—

Loss from operations before income taxes	(44,197)	(16,952)	(94,743)	(54,141)
Income tax benefit (expense)	1,545	(273)	(4,841)	1,976

Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)

General partner’s interest	$(425)	$(179)	$(1,017)	$(543)
Limited partners’ interest	$(42,227)	$(17,046)	$(98,567)	$(51,622)
Net loss per limited partner unit (basic and diluted)	$(1.09)	$(0.45)	$(2.56)	$(1.36)
Weighted average number of limited partners’ units outstanding (basic and diluted)	38,916	37,959	38,438	37,959

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(99,584)	$(52,165)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	5,339	5,850
Depreciation and amortization	8,120	8,853
Provision for bad debt	5,380	3,776
Non-cash compensation expense	2,814	2,026
Loss on debt extinguishment	8,478	—
Loss on impairment of goodwill	24,862	—
Non-cash interest expense	12,435	4,576
Non-cash impairment charge and other losses, net	3,558	4,503
Changes in assets and liabilities:
Accounts receivable, net of allowance	(14,305)	5,574
Merchandise trust fund	(11,137)	(6,917)
Other assets	(1,339)	(2,047)
Deferred selling and obtaining costs	(1,850)	(4,780)
Deferred revenues	23,860	40,361
Deferred taxes, net	4,620	(2,545)
Payables and other liabilities	1,995	12,346

Net cash (used in) provided by operating activities	(26,754)	19,411

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(5,743)	(10,164)
Cash paid for acquisitions	—	(1,667)
Proceeds from divestitures	1,250	—
Proceeds from asset sales	—	954

Net cash used in investing activities	(4,493)	(10,877)

Cash Flows From Financing Activities:
Proceeds from issuance of redeemable convertible preferred units, net	57,500	—
Proceeds from borrowings	406,087	23,880
Repayments of debt	(366,644)	(27,924)
Principal payment on finance leases	(1,098)	—
Cost of financing activities	(17,972)	(3,268)
Units repurchased and retired related to unit-based compensation	(678)	—

Net cash provided by (used in) financing activities	77,195	(7,312)

Net increase in cash, cash equivalents and restricted cash	45,948	1,222
Cash, cash equivalents and restricted cash - Beginning of period	18,147	6,821

Cash, cash equivalents and restricted cash - End of period	$64,095	$8,043

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$24,444	$15,809
Cash paid during the period for income taxes	1,470	1,517
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,759	$—
Operating cash flows from finance leases	370	—
Financing cash flows from finance leases	1,098	—
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,234	$1,620
Classification of assets as held for sale	—	543